UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2026

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

6655 Peachtree Dunwoody Road
Atlanta,	GA	30328
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced in the Current Report on Form 8-K filed by Asbury Automotive Group, Inc. (the “Company”) with the Securities and Exchange Commission on August 25, 2026, Jed Milstein’s employment relationship with the Company has ended. On August 31, 2026, the Company entered into a Consulting and Contractor Agreement (the “Agreement”) with Mr. Milstein. Under the Agreement, Mr. Milstein will provide consulting services to the Company starting September 1, 2026 through the end of 2026 to ensure a smooth and orderly transition, for a monthly amount of $27,083.33, which amount is in addition to the amounts received under his severance pay agreement. The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are furnished as part of this report.

Exhibit No.	Description

10.1	Consulting and Contractor Agreement dated August 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: August 31, 2026	By:	/s/ Dean A. Calloway
	Name:	Dean A. Calloway
	Title:	Senior Vice President, General Counsel & Secretary